CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Patriot Scientific Corporation
San Diego, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post Effective Amendment No. 1 to the Registration Statement of our report dated December 17, 1996 relating to the financial statements of Metacomp, Inc., referred to in Patriot Scientific Corporation's Annual Report on Form 10-KSB for the year ended May 31, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ HARLAN & BOETTGER, LLP


San Diego, California
March 24, 1998